EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-232659 and 333-232104) and Form S-8 (No. 333- 259776, 333-213041, 333-213039, 333-150634, 333-150635, 333-168463, 333-183226, 333-195801, 333-249455 and 333-245010) of Startek, Inc. of our reports dated March 14, 2022, relating to the consolidated financial statements, and the effectiveness of Startek, Inc.’s internal control over financial reporting, which are incorporated by reference in this Form 10-K.

/s/ BDO India LLP

Mumbai, India

March 14, 2022